                                                                  EXHIBIT 10.7.2

                                                                 LEASE AGREEMENT

1.   PARTIES
     -------

This lease, dated for reference purposes only, Friday, July 16, 1999, is made by and between VANTAS - OFFICING SOLUTIONS WORLDWIDE, Lessor, and ANNUNCIO SOFTWARE, hereinafter called Lessee.

2.   PREMISES
     --------

Lessee hereby leases from Lessor the premises described as 4900 Hopyard Road, Suite #100, Pleasanton, CA 94588, OFFICE #38 A 126 SQ. FT., UNFURNISHED EXTERIOR.

3.   TERM
     ----

(a) A. SIX (6) MONTH term shall commence on JULY 26, 1999, and shall end on JANUARY 31, 2000, unless renewed as provided in paragraph "3 (b)" herein.

(b) Upon the ending term date set forth herein or the first extension thereof, the Agreement shall be extended for the same period of time as the initial term and upon the same terms and conditions as herein contained, unless either party notifies the other in writing by certified or registered mail, return receipt requested, or delivered by hand that the Agreement shall not be extended within the period hereinafter specified or automatically renewed. Upon a second extension thereof, the Agreement shall be extended for the same period of time as the initial term, except for the amount of base rental charges, which shall each be increased by seven percent (7%). If Lessee has less than three offices, such notice shall be given at least 60 days prior to the expiration date of this Agreement. If Lessee has three or more offices, such notice shall be given at least 90 days prior to the expiration date of this agreement. Holdover - in the event Lessee holds over beyond the end of the Lease term, the monthly recurring charges shall be assessed at 150% their monthly rate and the holdover period shall be for no less than one month.

4.   POSSESSION
     ----------

If Lessor for any reason whatsoever cannot deliver possession of the leased premises to Lessee at the commencement of the term hereof, this shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in that event, all rent shall be abated during the period between the commencement of the term, as provided for in Paragraph 3 hereinabove, and the time Lessor delivers possession. In the event that Lessor shall permit Lessee to occupy the leased premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease Agreement. Such early possession shall not advance the termination date hereinabove provided.

5.   RENT
     ----

Lessee agrees to pay Lessor the sum of $1000.00 per month plus $55.00 per phone set for phone equipment rental per month due on the first day of each month. Any installment of rent or any other recurring sums due from Lessee not received by Lessor within five (5) days after such amount is due shall be assessed a late charge equal to ten percent (10%) of such overdue amount plus $50.00. Clerical Services and Other Services incurred shall be invoiced semi-monthly on the 15th and last day of each month. Payment for said services are due and payable within thirty (30) days of billing date. A late charge equal to two percent (2%) plus $10.00 will be assessed on said services if payment is not received within thirty (30) days of billing date. If an installment for rent or invoice for services is overdue more than thirty (30) days, Lessor has the right to discontinue all services upon the thirty-first (31st) day of delinquency. Billing inquiries and/or change of address should be directed towards: VANTAS - OFFICING SOLUTIONS WORLDWIDE, Attn: GENERAL MANAGER, 4900 Hopyard Rd., Suite #100, Pleasanton, California 94588. In the event this Lease Agreement term starts on a day other than the first of the month, the monthly recurring charges shall be prorated for the current month and collected with the first full month plus last month.

The monthly rental rate stated herein is predicated on providing office space and services, as provided in Paragraphs 13 and 14, for ONE (1) PERSON(S).

Additional Reception Service $100.00/each additional person - w/o voice mail (receiving calls & callers) $125.00/each additional person - with voice mail

Lessee hereby agrees to notify Lessor in writing no less than thirty (30) days prior to addition of staff members for which Lessor will provide services.

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6.   PREPAID RENT & OPENING CHARGES
     ------------------------------

Concurrently with Lessee's execution of this Lease Agreement, Lessee shall pay the Lessor the sum of:

     RECURRING CHARGES (1ST & LAST)
     ------------------------------

     Office Rent (1st & last) (recurring charge)                                                        $2250.00
     Additional Users (1st & last) (recurring charge)                                                   $   0.00
     Furniture: Bringing in Theirs / Using ours "Complimentary" until arrival of own furniture
     (1st and last) (recurring charge)                                                                  $   0.00
     Mail Forwarding Service (1st & last) (recurring charge)                                            $   0.00
     Storage Rental (1st & last) (recurring charge)                                                     $   0.00
     Additional Voice Mail Box Rental ($25/each/month) (1st & last) (recurring charge)                  $   0.00
     Voice Mail Paging (1st & last) (recurring charge)                                                  $   0.00
     Phone Line Service - Dial Tone (1st & last) (recurring charge)                                     $ 240.00
     Phone Equipment Rental (1st & last) (recurring charge)                                             $ 165.00
     Speed Dial (1st & last) (recurring charge)                                                         $   0.00
     Conference Calling (1st & last) (recurring charge)                                                 $   0.00
     Call Forwarding (1st & last) (recurring charge)                                                    $   0.00
     Delayed Call Forwarding (1st & last) (recurring charge)                                            $   0.00
     Pacific Bell Directory Listing ($2/mo.) (1st & last) (recurring charge)                            $   6.00
     Copy Pkg. (1st) (recurring charge)                                                                 $   0.00
     Conference Pkg. (1st) (recurring charge)                                                           $   0.00
     Administrative Pkg. (1st) (recurring charge)                                                       $   0.00
     Secretarial Pkg. (1st) (recurring charge)                                                          $   0.00

     ONE-TIME / INSTALLATION CHARGES
     -------------------------------
     Administrative Start-up Fee (one-time charge)                                                      $ 200.00
     Additional Users Administrative Start-up Fee (one-time charge)
     Cleaning Fee ($200/Ofc.-less than 1 yr.) (one-time charge)                                         $ 250.00
     Furniture Move Fee (one-time charge)                                                               $   0.00
     Furniture Set-Up Fee (one-time charge)                                                             $  50.00
     Lobby Directory Listing (one-time charge)                                                          $ 100.00
     Key Deposit ($65/set X 1 Key Set(s)) (refundable)                                                  $  65.00
     Single Key Deposit ($33/key X (refundable)
     Storage Installation (one-time charge)                                                             $   0.00
     Voice Mail Installation (one-time charge)                                                          $   0.00
     Voice Mail Paging Installation (one-time charge)                                                   $   0.00
     Phone Line Installation (one-time charge)                                                          $ 480.00
     Fax/Modern Install (one-time charge)                                                               $ 370.00
     Phone Equipment Installation (one-time charge)                                                     $ 185.00
     Custom Phone Feature Installations (one-time charge) (Speaker/Speed Dial/Conference)               $  90.00

          TOTAL                                                                                         $4451.00
                                                                                                        --------

* Phone Line Service represents monthly fee for dial tone. Phone Line Usage
--------------------                                       ----------------
(outgoing calls) is a variable charge and will be billed semi-monthly, due within 10 days of statement date.

7.   USE
     ---

The premises are to be used for sales and administrative purposes only.

8.   CONDITIONS.
     ----------

Lessee shall not disturb, annoy, endanger or inconvenience other tenants in the building or suite, nor use the premises for any immoral, unlawful, or sleeping purposes, nor violate any law or ordinance or commit waste, nuisance or damage upon or about the property.

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9.   REPAIRS, MAINTENANCE AND ALTERATIONS
     ------------------------------------

Lessee shall at all times during the term hereof, at its sole cost and expense, keep the premises and every part thereof in good condition and repair, except damage thereto by fire, earthquake, act of God or the elements. Lessee hereby waives the right to make repairs at Lessor's expense under any law, statute or ordinance with respect thereto now or hereafter in effect. Unless otherwise expressly provided herein, Lessor shall not be required to make any improvements or repairs of any kind or character on or to the leased premises during the term of this Lease Agreement. Lessee shall return, upon expiration of this Agreement the premises in their original configuration, design, and condition to Lessor. Lessee shall, at its own cost and expense, repair or replace any damage or injury to the leased premises, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees, licensees, or visitors; provided, however, if Lessee fails to make such repairs or replacements promptly, Lessor may, at its option, make such repairs or replacements, and Lessee shall reimburse the cost thereof to Lessor on demand, together with interest at the maximum annual rate permitted by law from the date of such work.

If Lessee vacates the premises and leaves the premises in a condition requiring painting, carpet cleaning, or other maintenance to restore the premises to leasable condition, a minimum fee of $200.00 per office will be assessed and confirmed in the termination meeting (if conducted) or within 30 days of date of vacancy.

Lessee agrees to keep a floor mat under any and all chairs with rollers/wheels at all times to protect the carpeting.

10.  ABANDONMENT
     -----------

If Lessee abandons or vacates the premises, Lessor may at its option terminate this Lease Agreement, re-enter the premises and remove all property.

11.  ESSENCE OF TIME
     ---------------

Time is of the essence of this Lease Agreement and all provisions hereof.

12.  INSURANCE
     ---------

Lessee shall indemnify and hold harmless Lessor as respects to any bodily injury or property damage arising out of their operations and business conducted on premises. Lessee shall maintain liability insurance in amounts no less than $300,000 combined single limit for bodily injury and property damage. Lessee shall provide Lessor with a certificate of insurance as evidence of the above conditions and Lessor shall be named as an additional insured.

13.  SERVICES
     --------

Included in the monthly rental specified in Paragraph 5 herein, Lessee shall be entitled to the following clerical and administrative services:

Full-time Receptionist Service           Mail Processing Service
(8:30 a.m.-5:00 p.m., Monday-Friday      Incoming Mail Sorted
excluding holidays)                      Outgoing - daily mail 10 pcs.

Telephone Answering                      Voice Mail 24 hrs./day.
8:30 a.m.-5:00 p.m.                      7 days/week
Monday-Friday, by Receptionist,          Complimentary 150 Voice Mail Msgs./Box
(excluding holidays)                     Additional messages @ $.35/ea.

                                         Access to Office, Building, & Copier
                                         24 hrs./day, 7 days/week

Hourly Office Rental/                    Access to:
Conference Room Facilities               Secretarial Services
By Reservation                           8:30 a.m.-5:00 p.m.
6 HOURS/MONTH INCLUDED                   Monday-Friday,
(non-cumulative)                         (excluding holidays)
                                         (Billed as Utilized, see Exhibit B/C)

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Lessee hereby agrees all telephone equipment and line services will be coordinated by Lessor

with Lessor's telephone vendor. Lessee shall not modify nor change outlets, telephone sets, or jacks.

14.  SERVICES & NON-SERVICE ITEMS
     ----------------------------

Services and non-service items shall be invoiced semi-monthly on the 15th and last day of each month. Payment for said services are due and payable within thirty (30) days of billing date. A finance charge of 2% per month will be assessed for all services and recurring charges unpaid beyond 30 days of the invoice date.

In the event Lessee is delinquent in making payment to recurring and/or clerical services beyond the grace period hereby stated, Lessor shall have the right to process the charges delinquent plus late fees on Lessee's major credit card as provided by Lessee on the Credit Application accompanying this Lease Agreement.

At the end of a term, all charges and credits will be applied. It is understood freight bills and vendor charges may take up to 60 days to pass through Lessee, therefore a 90-day period may be required to reimburse credits or conclude final account balance.

If collection time is required due to delinquent account status a fee of $45/hour will be assessed for administrative time at a minimum of $9.00 per collection contact.

SERVICES
--------

Secretarial Service                    Minimum billable unit 1/10
See Exhibit B/C for Rates              of an hour.

Word Processing (keyboarding)          Minimum billable unit 3/10
See Exhibit B/C for Rates              of an hour.
                                       Minimum per page 3/10
                                       of an hour (input).
                                       Editing - Minimum 2/10 of an hour.

Standard Turnaround - 1-3 pages (24 hrs.) 4 or more pages - turnaround determined by VANTAS - OFFICING SOLUTIONS WORLDWIDE.

Lessee agrees that during the term of this Agreement and for six (6) months after its termination will not offer employment to or hire any of the employees of Lessor. If Lessee does not keep that agreement, Lessee will be liable to Lessor for damages in the sum of twenty-five percent (25%) of the annual compensation of each employee involved, it being mutually agreed by Lessee and Lessor that this provision for liquidated damages is reasonable and that the actual damage which would be sustained by Lessor as the result of a failure to keep the agreement would be, from nature of the case, impracticable or extremely difficult to fix.

Further, Lessee shall not provide, utilize, or sell any services or non-service items, which are provided by VANTAS - OFFICING SOLUTIONS WORLDWIDE, as listed on Exhibit B/C to other tenants or clients of VANTAS - OFFICING SOLUTIONS WORLDWIDE, or for any other person or company.

Lessee shall not contract with an independent contractor, temporary personnel agency, or individual for the purpose of providing secretarial, word processing, or any services VANTAS - OFFICING SOLUTIONS WORLDWIDE provides.

If Lessee wishes to employ an administrative assistant or clerical staff member, it is with the understanding an additional office must be leased from Bay Business Centers, Inc. and prior written approval is obtained from VANTAS - OFFICING SOLUTIONS WORLDWIDE for its use.

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15.  NOTICES
     -------

In every instance where it shall be necessary or desirable for the Lessee to serve any notice or demand upon the Lessor, such notice or demand shall be sent by United States "Registered" or "Certified" mail, postage prepaid, addressed to:

                             ATTN: GENERAL MANAGER
                     VANTAS - OFFICING SOLUTIONS WORLDWIDE
                        4900 Hopyard Road., Ste., #100
                             Pleasanton, CA 94588

or at such other address of Lessor, as may appear on the records of Lessee. Any notice or demand to be given by the Lessor to the Lessee shall be effective if mailed to (Lessee's administrative office):

                        Mr. Jeff Bailey, Sales Manager
                               ANNUNCIO SOFTWARE
                      2440 West El Camino Real, Ste. #300
                              Mt. View, CA 94040

Notice mailed as aforesaid shall be deemed to have been served at the time of postal meter cancellation date.

16.  OCCUPANCY/USE OF PREMISES
     -------------------------

Lessee shall not assign this Lease nor permit the occupancy or use of any part thereof without the written permission of Lessor.

Lessee will not install or maintain a coffee maker or copier machine in Lessee's office. Lessee further acknowledges smoking is not permitted within the suite and must be restricted to outside of the suite.

17.  ATTORNEYS FEES
     --------------

In an event of any legal action or proceeding brought by either party against the other under this Lease Agreement, the prevailing party shall be entitled to recover all its costs and expenses, including without limitation the fees and costs of appeal, if any, of its attorneys of such action or proceeding in such amount as is reasonable.

LESSEE:                       LESSOR:
ANNUNCIO SOFTWARE             VANTAS - OFFICING SOLUTIONS WORLDWIDE

By: /s/ Kris Robinson         By: ____________________
    -----------------------
Title: Asst. Office Manager   Title: General Manager and/or Operations Manager
       --------------------
Name Printed: Kris Robinson   Name: Kathryn Ryder Hansen and/or Jennifer M. Dubois
              -------------

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